UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2012

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)	(Zip Code)
12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders on May 1, 2012. At the meeting, the Registrant’s shareholders took the following actions:

(i) The shareholders elected six directors to serve as members of the registrant’s Board of Directors until the next annual meeting of shareholders. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Christopher O’Donnell	4,105,521	176,877
Dean A. Riesen	4,110,850	171,548
Wallace B. Doolin	4,111,035	171,363
John Gilbert III	4,110,250	172,148
Lisa A. Kro	4,110,802	171,596
Richard L. Monfort	3,561,205	721,193

(ii) The shareholders ratified the appointment of Grant Thornton LLP as the registrant’s independent registered public accounting firm for fiscal 2012. There were 6,889,486 votes cast for the proposal; 33,405 votes were cast against the proposal; 31,269 votes abstained; and there were no broker non-votes.

Item 8.01 Other Events.

On May 2, 2012, the Registrant issued a press release announcing that its Board of Directors has authorized a stock repurchase plan whereby the Registrant may repurchase up to one million shares of its common stock. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Famous Dave’s of America, Inc. Press Release dated May 2, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

	By:	/s/ Diana G. Purcel
Date: May 7, 2012		Name: Diana G. Purcel
Title: Chief Financial Officer and Secretary

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